Exhibit 99.2

Global Net Lease, Inc.

Supplemental Information

Quarter ended September 30, 2018 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2018 (Unaudited)

Forward-looking Statements:

This supplemental package includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Annual Report on Form 10-K for the year ended December 31, 2017 of Global Net Lease, Inc. (the “Company”) filed on February 28, 2018, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and (ii) in future periodic reports filed by the Company under the Securities Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward- looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2017 filed on February 28, 2018, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2018 (Unaudited)

Non-GAAP Financial Measures

This section includes non-GAAP financial measures, including Funds from Operations ("FFO"), Core Funds from Operations ("Core FFO") and Adjusted Funds from Operations ("AFFO"), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Net Operating Income ("NOI"), and Cash Net Operating Income ("Cash NOI"). A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.

Caution on Use of Non-GAAP Measures

FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.

Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Funds From Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2018 (Unaudited)

Core Funds From Operations

In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition- and transaction-related costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition- and transaction-related costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

Adjusted Funds From Operations

In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt (adjustment included in Core FFO) and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains and losses on foreign currency transactions, and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also include the realized gains or losses on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect the current operating performance of the Company. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.

In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition and transaction related fees (including prepayment penalties for debt extinguishments) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the Company. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. We believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2018 (Unaudited)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, and Cash Net Operating Income.

We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2018 (Unaudited)

Key Metrics

As of and for the three months ended September 30, 2018

Amounts in thousands, except per share data, ratios and percentages

Financial Results
Rental Income	$68,661
Net income attributable to common stockholders	$177
Basic and diluted net income per share attributable to common stockholders [1]	$—
Cash NOI [2]	$65,799
Adjusted EBITDA [2]	$56,632
AFFO attributable to common stockholders [2]	$39,598
Dividends paid per share - third quarter	$0.53
Dividend yield - annualized, based on quarter end share price	10.2%
Dividend payout ratio - third quarter	93.4%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $20.85 for common shares and $25.07 for preferred shares	$1,638,493
Net debt [3] [4]	1,570,035
Enterprise value	3,208,528

Total capitalization	3,363,716

Total consolidated debt [4]	1,725,223
Total assets	3,217,058
Liquidity [5]	162,172

Common shares outstanding as of September 30, 2018 (thousands)	72,072
Share price, end of quarter	$20.85

Net debt to enterprise value	48.9%
Net debt to adjusted EBITDA (annualized)	6.9	x

Weighted-average interest rate cost [6]	3.0%
Weighted-average debt maturity (years) [7]	3.8
Interest Coverage Ratio [8]	4.3	x

Real Estate Portfolio
Number of properties	336
Number of tenants	106

Square footage (millions)	26.2
Leased	99.5%
Weighted-average remaining lease term (years) [9]	8.6

Footnotes:

[1]  Adjusted for net income (loss) attributable to common stockholders for common share equivalents.

[2]  This Non-GAAP metric is reconciled below.

[3]  Includes the effect of cash and cash equivalents.

[4]  Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net.

[5]  Liquidity includes $7.0 million of availability under the credit facility and cash and cash equivalents.

[6]  The weighted average interest rate cost is based on the outstanding principal balance of the debt.

[7]  The weighted average debt maturity is based on the outstanding principal balance of the debt.

[8] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net) for the quarter ended September 30, 2018.  Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.

[9] The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2018 (Unaudited)

Consolidated Balance Sheets

Amounts in thousands

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$411,339	$402,318
Buildings, fixtures and improvements	2,289,697	2,138,405
Construction in progress	527	2,328
Acquired intangible lease assets	656,361	629,626
Total real estate investments, at cost	3,357,924	3,172,677
Less accumulated depreciation and amortization	(420,913)	(339,931)
Total real estate investments, net	2,937,011	2,832,746
Cash and cash equivalents	155,188	102,425
Restricted cash	3,491	5,302
Derivative assets, at fair value	10,442	2,176
Unbilled straight-line rent	46,227	42,739
Prepaid expenses and other assets	34,395	22,617
Due from related parties	16	16
Deferred tax assets	999	1,029
Goodwill and other intangible assets, net	22,357	22,771
Deferred financing costs, net	6,932	6,774
Total Assets	$3,217,058	$3,038,595

LIABILITIES AND EQUITY
Mortgage notes payable, net	$974,515	$984,876
Revolving credit facility	455,556	298,909
Term loan, net	282,463	229,905
Acquired intangible lease liabilities, net	32,118	31,388
Derivative liabilities, at fair value	3,071	15,791
Due to related parties	782	829
Accounts payable and accrued expenses	26,369	23,227
Prepaid rent	17,258	18,535
Deferred tax liability	15,417	15,861
Taxes payable	925	2,475
Dividends payable	2,638	2,556
Total Liabilities	1,811,112	1,624,352
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred shares	54	54
Common stock	2,051	2,003
Additional paid-in capital	1,954,264	1,860,058
Accumulated other comprehensive income	17,102	19,447
Accumulated deficit	(569,448)	(468,396)
Total Stockholders' Equity	1,404,023	1,413,166
Non-controlling interest	1,923	1,077
Total Equity	1,405,946	1,414,243
Total Liabilities and Equity	$3,217,058	$3,038,595

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2018 (Unaudited)

Consolidated Statements of Operations

Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Revenues:
Rental income	$68,661	$65,562	$63,792	$62,556
Operating expense reimbursements	3,263	5,409	4,294	4,046
Total revenues	71,924	70,971	68,086	66,602

Expenses:
Property operating	5,301	8,211	7,470	6,849
Fire recovery	31	(1)	(79)	(150)
Operating fees to related parties	6,956	7,138	6,831	6,624
Acquisition and transaction related	2,804	2,399	1,325	(301)
General and administrative	3,215	2,556	2,051	2,357
Equity-based compensation	2,053	(23)	(832)	(1,177)
Depreciation and amortization	30,195	29,813	29,496	28,558
Total expenses	50,555	50,093	46,262	42,760
Operating income	21,369	20,878	21,824	23,842
Other income (expense):
Interest expense	(15,104)	(14,415)	(12,975)	(12,806)
Loss on extinguishment of debt	(2,612)	—	—	—
Loss on dispositions of real estate investments	(1,933)	(3,818)	—	—
Gain (loss) on derivative instruments	1,290	6,333	(2,935)	(1,719)
Unrealized gain (loss) on undesignated foreign currency advances and other hedge ineffectiveness	108	(47)	(43)	86
Other income	44	12	11	10
Total other expense, net	(18,207)	(11,935)	(15,942)	(14,429)
Net income before income taxes	3,162	8,943	5,882	9,413
Income tax expense	(530)	(1,200)	(1,070)	(964)
Net income	2,632	7,743	4,812	8,449
Net income attributable to non-controlling interest	—	—	—	—
Preferred stock dividends	(2,455)	(2,455)	(2,451)	(2,451)
Net income attributable to common stockholders	$177	$5,288	$2,361	$5,998

Basic and Diluted Earnings Per Share:
Basic and diluted net income per share attributable to common stockholders	$—	$0.08	$0.03	$0.09
Weighted average shares outstanding:
Basic	69,442	67,292	67,287	67,287
Diluted	69,442	67,292	67,287	67,287

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2018 (Unaudited)

Non-GAAP Measures

Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
EBITDA:
Net income	$2,632	$7,743	$4,812	$8,449
Depreciation and amortization	30,195	29,813	29,496	28,558
Interest expense	15,104	14,415	12,975	12,806
Income tax expense	530	1,200	1,070	964
EBITDA	48,461	53,171	48,353	50,777
Equity-based compensation	2,053	(23)	(832)	(1,177)
Non-cash portion of incentive fee	180	—	—	—
Acquisition and transaction related	2,804	1,114	1,325	(301)
Loss on dispositions of real estate investments	1,933	3,818	—	—
Fire loss (recovery)	31	(1)	(79)	(150)
(Gain) loss on derivative instruments	(1,290)	(6,333)	2,935	1,719
Unrealized (gain) loss on undesignated foreign currency advances and other hedge ineffectiveness	(108)	47	43	(86)
Loss on extinguishment of debt	2,612	1,285	—	—
Other income	(44)	(12)	(11)	(10)
Adjusted EBITDA	56,632	53,066	51,734	50,772
Operating fees to related parties	6,956	7,138	6,831	6,624
General and administrative	3,215	2,556	2,051	2,357
NOI	66,803	62,760	60,616	59,753
Amortization of above- and below- market leases and ground lease assets and liabilities, net	488	500	552	533
Straight-line rent	(1,492)	(1,833)	(1,503)	(1,550)
Cash NOI	$65,799	$61,427	$59,665	$58,736

Cash Paid for Interest:
Interest Expense	$15,104	$14,415	$12,975	$12,806
Non-cash portion of interest expense	(1,339)	(1,499)	(901)	(1,399)
Amortization of mortgage (discount) premium, net	(601)	(263)	(267)	(262)
Total cash paid for interest	$13,164	$12,653	$11,807	$11,145

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2018 (Unaudited)

Non-GAAP Measures

Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Funds from operations (FFO):
Net income attributable to common stockholders (in accordance with GAAP)	$177	$5,288	$2,361	$5,998
Depreciation and amortization	30,195	29,813	29,496	28,558
Loss on dispositions of real estate investments	1,933	3,818	—	—
Proportionate share of adjustments for non-controlling interest to arrive at FFO	—	—	—	(3)
FFO (as defined by NAREIT) attributable to common stockholders	32,305	38,919	31,857	34,553
Acquisition and transaction fees [1]	2,804	1,114	1,325	(301)
Loss on extinguishment of debt [2]	2,612	1,285	—	—
Fire loss (recovery) [3]	31	(1)	(79)	(150)
Proportionate share of adjustments for non-controlling interest to arrive at Core FFO	—	—	—	1
Core FFO attributable to common stockholders	37,752	41,317	33,103	34,103
Non-cash equity-based compensation	2,053	(23)	(832)	(1,177)
Non-cash portion of incentive fee	180	—	—	—
Non-cash portion of interest expense	1,339	1,499	901	1,399
Amortization of above and below-market leases and ground lease assets and liabilities, net	488	500	552	533
Straight-line rent	(1,492)	(1,833)	(1,503)	(1,550)
Unrealized (gains) losses on undesignated foreign currency advances and other hedge ineffectiveness	(108)	47	43	(86)
Eliminate unrealized (gains) losses on foreign currency transactions [4]	(1,215)	(6,256)	2,550	1,681
Amortization of mortgage discounts and premiums, net	601	263	267	262
Adjusted funds from operations (AFFO) attributable to common stockholders [5]	$39,598	$35,514	$35,081	$35,165

Weighted average common shares outstanding - basic	69,442	67,292	67,287	67,287
Weighted average common shares outstanding - Diluted	69,442	67,292	67,287	67,287
FFO per diluted common share	$0.47	$0.58	$0.47	$0.51
Core FFO per diluted common share	$0.52	$0.61	$0.49	$0.51
Dividends declared [6]	$36,769	$35,828	$35,833	$35,955

Footnotes:

[1] Primarily includes litigation costs resulting from the termination of the Former Service Provider, costs to refinance foreign debt and fees associated with the exploration of a potential equity offering.

[2] For the three months ended September 30, 2018 includes non-cash write-off of deferred financing costs of $1.5 million and prepayment penalties paid on early extinguishment of debt of $1.1 million. Prepayment penalties paid on early extinguishment of debt of $1.3 million that occurred during the three months ended June 30, 2018, were previously classified as acquisition and transaction fees and have been reclassified as loss on extinguishment of debt in the table above.

[3] Loss (recovery) arising from clean-up costs related to a fire sustained at one of our office properties.

[4] For AFFO purposes, we add back unrealized (gain) loss. For the three months ended September 30, 2018, gains on derivative instruments were $1.3 million which consisted of unrealized gains of $1.2 million and realized gains of $0.1 million. For the three months ended June 30, 2018, gains on derivative instruments were $6.3 million which were primarily comprised of unrealized gains. For the three months ended March 31, 2018, losses on derivative instruments were $2.9 million, which were comprised of unrealized losses of $2.6 million and realized losses of $0.3 million. For the three months ended December 31, 2017, losses on derivative instruments were $1.7 million, which were comprised of unrealized losses of $1.7 million and realized losses of $38,000.

[5] AFFO for the three months ended September 30, 2018 includes income from a lease termination fee of $3.0 million, which is recorded in rental income in the unaudited consolidated statements of operations, related to a real estate asset sold during the three months ended September 30, 2018.

[6] Dividends declared to common stockholders only, and do not include distributions to non-controlling interest holders or holders of Series

A Preferred Stock.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2018 (Unaudited)

Debt Overview

As of September 30, 2018

Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years)	Weighted-Average Interest Rate [1]	Total Outstanding Balance [2]	Percent
Non-Recourse Debt
2018 (remainder)	—	—	—%	$—
2019	11	1.1	2.3%	237,587
2020	10	1.9	1.9%	209,796
2021	3	2.8	1.2%	16,827
2022	—	—	—%	—
2023	43	4.9	3.2%	299,674
Thereafter	20	9.2	4.4%	219,750
Total Non-Recourse Debt	87	4.2	2.9%	983,634	57%

Recourse Debt
Revolving Credit Facility		2.8	3.6%	455,556
Term Loan Facility		3.8	1.9%	286,033
Total Recourse Debt		3.2	3.0%	741,589	43%

Total Debt		3.8	3.0%	$1,725,223	100%

Total Debt by Currency	Percent
USD	39%
EUR	41%
GBP	20%
Total	100%

Footnotes:

[1] As of September 30, 2018, the Company’s total combined debt was 73.8% fixed rate or swapped to a fixed rate and 26.2% floating rate.

[2] Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net. Current balances as of September 30, 2018 are shown in the year the loan matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2018 (Unaudited)

Future Minimum Lease Rents

As of September 30, 2018

Amounts in thousands

Future Minimum Base Rent Payments [1]
2018 (remainder)	$65,414
2019	264,029
2020	267,518
2021	268,287
2022	258,975
2023	234,943
Thereafter	777,237
Total	$2,136,403
Footnotes:

[1] Base rent assumes exchange rates of £1.00 to $1.30 for GBP and €1.00 to $1.16 for EUR as of September 30, 2018 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2018 (Unaudited)

Top Ten Tenants

As of September 30, 2018

Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
FedEx	Distribution	Freight	$13,495	5%
Government Services Administration (GSA)	Office	Government	12,048	5%
Foster Wheeler	Office	Engineering	11,069	4%
RWE AG	Office	Utilities	11,061	4%
ING Bank	Office	Financial Services	9,232	3%
Finnair	Industrial	Aerospace	9,155	3%
Family Dollar	Retail	Discount Retail	8,125	3%
Steel Service Supplier	Industrial	Metal Processing	6,815	3%
Harper Collins	Distribution	Publishing	6,687	3%
Trinity Health	Office	Healthcare	6,584	2%
Subtotal			94,271	35%

Remaining portfolio			173,477	65%

Total Portfolio			$267,748	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.30 for GBP and €1.00 to $1.16 for EUR as of September 30, 2018 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2018 (Unaudited)

Diversification by Property Type

As of September 30, 2018

Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$148,522	55%	8,567	33%	$46,135	42%	2,569	21%
Industrial	60,853	23%	10,142	38%	36,004	32%	6,430	52%
Distribution	34,383	13%	5,395	21%	15,755	14%	2,277	18%
Retail	23,990	9%	2,109	8%	13,188	12%	1,050	9%
Total	$267,748	100%	26,213	100%	$111,082	100%	12,326	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.30 for GBP and €1.00 to $1.16 for EUR as of September 30, 2018 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2018 (Unaudited)

Diversification by Tenant Industry

As of September 30, 2018

Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Financial Services	$34,490	13%	2,316	9%	$4,671	4%	446	4%
Technology	18,046	7%	906	3%	8,145	7%	309	3%
Discount Retail	15,953	6%	1,786	7%	9,976	9%	985	8%
Aerospace	14,932	6%	1,258	5%	2,992	3%	233	2%
Telecommunications	14,576	5%	913	3%	2,336	2%	133	1%
Government	14,471	5%	536	2%	11,696	11%	424	3%
Freight	14,433	5%	1,442	6%	11,504	10%	1,180	10%
Healthcare	13,680	5%	647	2%	7,372	7%	423	3%
Metal Processing	13,162	5%	2,472	9%	11,034	10%	2,152	17%
Utilities	12,726	5%	673	3%	—	—%	—	—%
Energy	11,848	4%	1,043	4%	9,255	8%	821	7%
Engineering	11,069	4%	366	1%	—	—%	—	—%
Pharmaceuticals	9,789	4%	390	1%	1,970	2%	90	1%
Auto Manufacturing	7,982	3%	2,068	8%	5,225	5%	1,067	9%
Retail Food Distribution	7,426	3%	1,128	4%	825	1%	170	1%
Publishing	6,687	2%	873	3%	—	—%	—	—%
Metal Fabrication	5,421	2%	720	3%	2,120	2%	297	2%
Consumer Goods	3,706	1%	940	4%	2,634	2%	765	6%
Automotive Parts Supplier	3,512	1%	411	2%	1,311	1%	91	1%
Restaurant - Quick Service	3,394	1%	74	—%	3,212	3%	65	1%
Logistics	3,247	1%	1,273	5%	—	—%	—	—%
Specialty Retail	2,984	1%	280	1%	—	—%	—	—%
Other [2]	24,214	11%	3,698	15%	14,804	13%	2,675	21%
Total	$267,748	100%	26,213	100%	$111,082	100%	12,326	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.30 for GBP and €1.00 to $1.16 for EUR as of September 30, 2018 for illustrative purposes, as applicable.

[2] Other includes 20 industry types as of September 30, 2018.

[3] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2018 (Unaudited)

Diversification by Geography

As of September 30, 2018

Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$138,619	51.7%	15,606	59.5%	$100,001	90%	11,731	95.2%
Michigan	26,563	9.9%	3,537	13.3%	19,916	17.7%	2,720	21.9%
Texas	24,565	9.2%	2,014	7.7%	17,484	15.7%	1,391	11.3%
California	10,478	3.9%	389	1.5%	4,170	3.8%	165	1.3%
New Jersey	9,012	3.4%	397	1.5%	686	0.6%	48	0.4%
Tennessee	7,122	2.7%	789	3.0%	5,389	4.9%	327	2.7%
Ohio	6,433	2.4%	1,437	5.5%	6,056	5.5%	1,339	10.9%
Indiana	5,684	2.1%	1,414	5.4%	4,660	4.2%	874	7.1%
Illinois	4,095	1.5%	789	3.0%	4,095	3.7%	789	6.4%
New York	3,959	1.5%	677	2.6%	2,010	1.8%	519	4.2%
Missouri	3,427	1.3%	309	1.2%	3,427	3.1%	309	2.5%
South Carolina	3,296	1.2%	414	1.6%	3,296	3.0%	414	3.4%
Florida	3,014	1.1%	206	0.8%	3,014	2.7%	206	1.7%
Kentucky	2,740	1.0%	355	1.4%	2,740	2.5%	355	2.9%
North Carolina	2,290	0.9%	221	0.8%	2,290	2.1%	221	1.8%
Minnesota	2,143	0.8%	150	0.6%	781	0.7%	117	0.9%
Mississippi	2,105	0.8%	381	1.5%	2,105	1.9%	381	3.1%
Pennsylvania	1,954	0.7%	234	0.9%	1,391	1.3%	121	1.0%
Maine	1,882	0.7%	50	0.2%	1,882	1.7%	50	0.4%
Massachusetts	1,757	0.7%	127	0.5%	1,757	1.6%	127	1.0%
South Dakota	1,304	0.5%	54	0.2%	1,304	1.2%	54	0.4%
Kansas	1,275	0.5%	179	0.7%	1,275	1.1%	179	1.5%
Nebraska	1,267	0.5%	116	0.4%	564	0.5%	58	0.5%
Louisiana	1,264	0.5%	137	0.5%	1,264	1.1%	137	1.1%
Vermont	1,166	0.4%	213	0.8%	—	—%	—	—%
Colorado	1,088	0.4%	27	0.1%	1,088	1.0%	27	0.2%
West Virginia	980	0.4%	104	0.4%	—	—%	—	—%
Iowa	886	0.3%	232	0.9%	886	0.8%	232	1.9%
North Dakota	884	0.3%	47	0.2%	884	0.8%	47	0.4%
Oklahoma	825	0.3%	89	0.3%	825	0.7%	89	0.7%
Alabama	802	0.3%	74	0.3%	802	0.7%	74	0.6%
Maryland	785	0.3%	120	0.5%	785	0.7%	120	1.0%
Idaho	644	0.2%	38	0.1%	644	0.6%	38	0.3%
New Mexico	556	0.2%	46	0.2%	556	0.5%	46	0.4%
Georgia	452	0.2%	41	0.2%	452	0.4%	41	0.3%
Montana	441	0.2%	54	0.2%	441	0.4%	54	0.4%
New Hampshire	399	0.1%	83	0.3%	—	—%	—	—%
Utah	397	0.1%	20	0.1%	397	0.4%	20	0.2%
Delaware	362	0.1%	10	—%	362	0.3%	10	0.1%
Arizona	156	0.1%	16	0.1%	156	0.1%	16	0.1%
Arkansas	91	—%	8	—%	91	0.1%	8	0.1%
Virginia	76	—%	8	—%	76	0.1%	8	0.1%
United Kingdom	54,277	20.3%	4,080	15.6%	—	—%	—	—%
Germany	20,938	7.8%	2,178	8.3%	—	—%	—	—%
The Netherlands	17,101	6.4%	1,039	4.0%	7,869	7.1%	530	4.3%
Finland	15,132	5.7%	1,457	5.6%	—	—%	—	—%
France	12,928	4.8%	1,632	6.2%	—	—%	—	—%
Luxembourg	5,541	2.1%	156	0.6%	—	—%	—	—%
US Province	3,212	1.2%	65	0.2%	3,212	2.9%	65	0.5%
Total	$267,748	100%	26,213	100%	$111,082	100%	12,326	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.30 for GBP and €1.00 to $1.16 for EUR as of September 30, 2018 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2018 (Unaudited)

Lease Expirations

As of September 30, 2018

Amounts in thousands, except ratios and percentages

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)
2018 (Remaining)	—	$—	—%	—	—%
2019	—	—	—%	—	—%
2020	1	1,055	0.4%	100	0.4%
2021	2	4,944	1.8%	323	1.2%
2022	16	23,856	8.9%	1,553	6.0%
2023	30	28,131	10.5%	2,411	9.2%
2024	45	68,534	25.6%	5,887	22.6%
2025	38	37,578	14.0%	3,199	12.3%
2026	16	21,039	7.9%	2,038	7.8%
2027	15	6,681	2.5%	717	2.7%
2028	38	17,888	6.7%	3,019	11.6%
2029	107	23,327	8.7%	2,773	10.6%
2030	11	11,799	4.4%	603	2.3%
2031	—	—	—%	—	—%
2032	5	2,006	0.7%	317	1.2%
2033	2	6,722	2.5%	830	3.2%
Thereafter (>2033)	9	14,188	5.4%	2,317	8.9%
Total	335	$267,748	100%	26,087	100%

[1] Annualized rental income converted from local currency into USD as of September 30, 2018 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Straight-Line Rent by Year of Lease Expiration as a Percentage of Total Straight-Line Rent
30%
25%
20%
15%
10%
5%
0%
Percentage
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
Therafter (>2033)
Year